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                                                                Exhibit 99.2

                    [Letterhead of CTA Public Relations]

CONTACT:       Mr. Michel P. Salbaing
               Senior Vice President and Chief Financial Officer
               MAIL-WELL, INC.
               (303) 790-8023

               Gregory B. Powell, Senior Vice President
               Bevo Beaven, Senior Account Executive
               CTA PUBLIC RELATIONS
               (800) 959-9677

        MAIL-WELL FORECASTS LOWER THAN EXPECTED FIRST QUARTER RESULTS
                    DUE TO PROLONGED INDUSTRY DOWNTURN,
                IN SPITE OF SUCCESS IN STRATEGIC INITIATIVES


ENGLEWOOD, COLO. (APRIL 8, 2002) -- Mail-Well, Inc. (NYSE: MWL) announced today that, in spite of positive indications from its strategic initiatives, it expects first quarter 2002 earnings before restructuring charges to be below forecast results, largely as a result of lower-than-expected revenues and erosion of margins.

"Our strategic initiatives are having the effects we had hoped for - we are becoming a more streamlined, efficient competitor in our core envelope and commercial printing businesses," said Paul Reilly, Chairman, President and CEO. "Nevertheless, the downturns in our industries, especially the commercial printing industry, have been deeper and more prolonged than expected. As a result, our earnings and revenues for the first quarter will be below forecast."

The company had forecast proforma new Mail-Well first quarter earnings in the range of $0.06 to $0.08 per share before the effect of restructuring charges, on sales of approximately $380 million. The company now expects first quarter proforma new Mail-Well earnings in the range of $0.02 to $0.04 per share before the effect of restructuring charges and EBITDA in the range of $23.5 million to $24.5 million, on sales in the range of approximately $368 million. "New Mail-Well" refers to Mail-Well's envelope and commercial printing businesses, other than assets held for sale.

Mail-Well still believes its full-year EBITDA objective of $145 million to be achievable, however, this will be dependent on business activity in our envelope and commercial printing segments reversing the trend of the last five quarters and starting to improve. It is also based on the fact that the various strategic initiatives are yielding greater savings than originally anticipated. More details will be given on full-year outlook during the conference call referenced below.


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Mail-Well's Label and Printed Office Products segments and other assets held for sale are performing well and on plan. We fully expect to close certain sales of the segments or assets during the second quarter. As previously announced, we completed the divestiture of Curtis 1000 in late February.

Mail-Well will hold an investor conference call and simultaneous webcast on Tuesday April 9, 2002 at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) to review in more detail the anticipated results above. The conference call will be hosted by Mail-Well's Chairman, President and CEO, Paul Reilly and Senior Vice President and Chief Financial Officer, Michel Salbaing.

To participate in the Mail-Well conference call on Tuesday, April 9, 2002 at 11:00 a.m. Eastern Time (10:00 a.m. Central, 9:00 a.m. Mountain, 8:00 a.m. Pacific), please dial in to 800-946-0713 or 719-457-2642 and give confirmation code #750509. Please call 5-7 minutes before the call is to begin. The conference call will also be webcast. To listen to the webcast, go to www.mail-well.com or www.streetevents.com or www.companyboardroom.com

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Tuesday, April 9, 2002 at noon Mountain Time. To access the replay, please dial 888-203-1112 or 719-457-0820 and reference the confirmation code #750509. The replay will run until 11:00 p.m. Mountain Time Saturday, April 16, 2002.

In addition, Mail-Well will host a conference call in conjunction with its First Quarter 2002 earnings release and at that time full First Quarter 2002 results will be released. The conference call will be held at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Friday, April 19, 2002, and will be hosted by Mail-Well's Chairman, President and CEO, Paul Reilly and Senior Vice President and Chief Financial Officer, Michel Salbaing.

To participate in the Mail-Well conference call on Friday, April 19, 2002 at 11:00 a.m. Eastern Time (10:00 p.m. Central, 9:00 a.m. Mountain, 8:00 a.m. Pacific), please dial in to 800-967-7140 or 719-457-2629 and give confirmation code #673619. Please call 5-7 minutes before the call is to begin. The conference call will also be webcast. To listen to the webcast, go to www.mail-well.com or www.streetevents.com or www.companyboardroom.com

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Friday, April 19, 2002 at noon Mountain Time. To access the replay, please dial 888-203-1112 or 719-457-0820 and reference the confirmation code #673619. The replay will run until 11:00 p.m. Mountain Time, Friday, April 26, 2002.

Mail-Well (NYSE: MWL), until 2001, had specialized in four growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes, labels and printed office products. Mail-Well currently has approximately 13,000 employees and more than 140 printing facilities and numerous sales offices throughout North America and the United Kingdom. The previously announced strategic plan will result in the company concentrating on its Envelope and Commercial Print segments, where it already holds leading positions. These segments achieved sales of $1.6 billion in 2001. The other segments will be exited. The company is headquartered in Englewood, Colorado.

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AS A PARTICIPANT IN THE CONFERENCE CALL, PLEASE NOTE THE FOLLOWING:
In the prepared remarks, as well as in response to your questions, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives including selling certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. None of management's statements in the conference call will constitute an offer to sell or a solicitation of an offer to buy Mail-Well securities.

This press release may make forward-looking statements, which are subject to various uncertainties and risks that could affect their outcome. Factors, which could cause or contribute to differences include, but are not limited to, the ability to execute strategic initiatives including the timely sale of certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. This press release does not constitute an offer to sell or solicitation of an offer to buy Mail-Well securities.

   NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com
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